UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2023

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective March 21, 2023, Inspirato Incorporated (the “Company”) appointed Robert Kaiden as the Company’s Chief Financial Officer. Mr. Kaiden will succeed R. Webster Neighbor, whose transition to the Company’s Chief Strategy Officer, upon the appointment of a new chief financial officer,was previously announced on March 15, 2023.

Mr. Kaiden was Chief Accounting Officer at Twitter from June 2015 until November 2022. Mr. Kaiden has served as a member of the board of directors of Away since January 2022. From 1989 to May 2015, Mr. Kaiden served in several roles at Deloitte & Touche LLP, a national auditing firm, including as Audit Partner from 2000 to May 2015. Mr. Kaiden is a certified public accountant and holds a B.A. in Political Science from Hamilton College, an M.S. in Professional Accounting from the University of Hartford and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

Pursuant to a letter agreement between Mr. Kaiden and the Company, dated March 17, 2023 (the “Offer Letter”), Mr. Kaiden will receive an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by the Company, and certain travel benefits with the Company. Mr. Kaiden’s initial base annual salary is $500,000 and his initial annual target bonus is 50% of his base annual salary (provided Mr. Kaiden’s bonus for 2023 will be eligible for a payout equal to 75% of his target bonus and will be payable in the form of restricted stock units (“RSU”)). Additionally, the Offer Letter provides for (i) an initial grant of an annual equity award in 2023 consisting of RSUs covering 1,500,000 shares; 25% of the RSUs subject to the award vest on the one-year anniversary of the date of grant and 1/16th of the RSUs subject to the award vest quarterly thereafter, and (ii) an initial grant of an annual equity award in 2023 consisting of RSUs covering 1,000,000 shares; 50% of the RSUs subject to the award vest on the one-year anniversary of the date of grant and 1/8th of the RSUs subject to the award vest quarterly thereafter, in each case subject to Mr. Kaiden's continued service through each vesting date. Mr. Kaiden will be considered for annual equity awards in each subsequent year commensurate with other similarly situated executives. Mr. Kaiden will also receive a $200,000 signing bonus, subject to being paid back on a prorated basis if Mr. Kaiden leaves within his first year of employment. Under the terms of his Offer Letter, if Mr. Kaiden’s employment is terminated by the Company without cause, then Mr. Kaiden will become eligible to receive the following benefits:

•	an amount equal to the sum of 12 months of his annual base salary and 100% of his annual target bonus; and

•	if a change of control (as such term is defined in the Offer Letter), occurs and Mr. Kaiden’s employment is terminated without cause in connection with such change of control, 50% of Mr. Kaiden’s unvested shares subject to equity awards will vest.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Mr. Kaiden also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-39791) filed with the Securities and Exchange Commission on February 14, 2022.

There are no family relationships between Mr. Kaiden and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to his employment with the Company, there are no transactions between Mr. Kaiden or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Kaiden and any other persons pursuant to which Mr. Kaiden was selected as Chief Financial Officer.

A copy of the press release announcing Mr. Kaiden’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Company and Robert Kaiden, dated as of March 17, 2023.

99.1	Press Release dated March 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED
Dated: March 21, 2023
	By:	/s/ Brent Handler
Name: Brent Handler
Title: Chief Executive Officer